Exhibit 16.2
                                  ------------

                                Ernst & Young LLP
                          Certified Public Accountants

                                October 10, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:  Synthonics Technologies, Inc.
     Commission File No. 0-24109


Gentlemen:

     We have read Item 4 of Form 8-K dated October 10, 2000, of Synthonics Technologies, Inc., and are in agreement with the statements contained in paragraph 2, 3 and 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very Truly Yours,


Ernst & Young LLP